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EXHIBIT 99.1
                                                       [OLD KENT LOGO]
                                                OLD KENT FINANICAL CORPORATION
NYSE:               OK                          111 Lyon Street, NW
FOR RELEASE:        IMMEDIATELY                 Grand Rapids, MI 49503-2406
DATE:               JUNE 21, 1999
CONTACT:  MEDIA:    TANYA BERG
                    (616) 771-4364
          ANALYSTS: AL POTAS
                    (616) 771-1931


             MARK F. FURLONG APPOINTED CHIEF FINANCIAL OFFICER
                     OF OLD KENT FINANCIAL CORPORATION

     GRAND RAPIDS, MICHIGAN - David J. Wagner, Chairman, President and

Chief Executive Officer announced that the Board of Directors has appointed

Mark F. Furlong Chief Financial Officer of Old Kent Financial Corporation.

In his new role, Furlong will continue to report directly to Robert H.

Warrington, Vice Chairman of Old Kent.

     Furlong joined Old Kent in March 1998 as Senior Vice President and Chief Financial Officer of Old Kent Bank.  He was appointed

Executive Vice President in October 1998.  He has a strong background in auditing and finance, including serving as an audit partner in

Deloitte & Touche's Los Angeles Financial Services Practice.  He

also served at H.F. Ahmanson/Home Savings of America as First Vice

President with responsibilities in planning, budgeting, forecasting,

mergers and acquisitions and capital planning.  Prior to that, Furlong was Senior Vice President of Finance at First Executive Corporation.

     Furlong received his B.S. degree in Accounting, Finance and

Business from Southern Illinois University and is a Certified Public

Accountant.
                            -more-

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     Old Kent Financial Corporation is a financial services company headquartered in Grand Rapids, Michigan, with a 40 year history of consecutive increases in annual per share earnings and dividends.

Old Kent operates 234 banking offices in Michigan, Illinois, and

Indiana as well as 160 mortgage lending sites throughout the United

States.  At March 31, 1999, Old Kent had total assets of $15.9 billion.


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